As filed with the Securities and Exchange Commission on June 10, 2014

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CROSS COUNTRY HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization) 6551 Park of Commerce Boulevard, N.W. Boca Raton, Florida	13-4066229 (I.R.S. Employer Identification No.) 33487
(Address of Principal Executive Offices)	(Zip Code)

Cross Country Healthcare, Inc. 2014 Omnibus Incentive Plan

(f/k/a Cross Country Healthcare, Inc. 2007 Stock Incentive Plan)

(Full Title of the Plan)

William J. Grubbs

Chief Executive Officer and President

Cross Country Healthcare, Inc.

6551 Park of Commerce Boulevard, N.W.

Boca Raton, Florida 33487

(Name and Address of Agent for Service)

(561) 998-2232

Copies to: Stephen W. Rubin, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 (212) 969-3000
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer ☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (3)
Common Stock, par value $0.0001 per share	600,000	$5.97(2)	$3,582,000(2)	$461.36

(1)                 This Registration Statement covers 600,000 additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Cross Country Healthcare, Inc. (the “Registrant”) available for issuance pursuant to awards under the Registrant’s 2014 Omnibus Incentive Plan (f/k/a 2007 Stock Incentive Plan) (the “Plan”).

(2)                 Calculated solely for purposes of this offering under Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock on June 3, 2014, as reported on the Nasdaq Global Select Market.

(3)                 Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of 600,000 additional shares of Common Stock under the Plan.  Registration Statements on Form S-8 have been filed previously on August 15, 2007 (Registration No. 333-145484) and on May 10, 2013 (Registration No. 333-188519) for the existing securities under the Plan.

EXPLANATORY NOTE

Incorporation by Reference.  This Registration Statement is filed pursuant to General Instruction E to Form S-8.  The contents of the Registration Statements on Forms S-8 filed previously on August 15, 2007 (Registration No. 333-145484) and May 10, 2013 (Registration No. 333-188519) are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan.  This Registration Statement on Form S-8 is filed by Cross Country Healthcare, Inc. (the “Registrant”) to register an additional 600,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Registrant, which may be awarded under the Cross Country Healthcare, Inc. 2014 Omnibus Incentive Plan (f/k/a 2007 Stock Incentive Plan) (the “Plan”) pursuant to an amendment of the Plan adopted by the Registrant’s Board of Directors on March 11, 2014, effective and approved by the stockholders of the Registrant on May 13, 2014.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on August 15, 2007 (Registration No. 333-145484) and May 10, 2013 (Registration No. 333-188519) by the Registrant are incorporated herein by reference.  In addition, the following documents filed with the Commission by the Registrant are incorporated herein by reference:

(a)                                 the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 18, 2014;

(b)                                 the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the Commission on May 8, 2014;

(c)                                  the Registrant’s Current Reports on Form 8-K, filed with the Commission on May 15, 2014 and June 3, 2014;

(d)                                 the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 filed with the Commission on July 11, 2001 and February 27, 2002, including all amendments or reports filed for the purpose of updating this description; and

(e)                                  the description of the Registrant’s Common Stock contained in the Registrant’s prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”) with the Commission on October 25, 2001 and March 21, 2002.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.  In no event, however, will any information that the Registrant discloses under Item 2.02, Item 7.01 or Item 8.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.   Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1/A, File No. 333-83450)

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1/A, File No. 333-83450)

5.1	Opinion of Proskauer Rose LLP*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on June 10, 2014.

CROSS COUNTRY HEALTHCARE, INC.

By:	/S/ William J. Grubbs
Name: William J. Grubbs
Title: Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William J. Grubbs and William Burns, and each of them, acting singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William J. Grubbs	Chief Executive Officer and President; Director	June 10, 2014
William J. Grubbs	(Principal Executive Officer)

/s/ William Burns	Chief Financial Officer	June 10, 2014
William Burns	(Principal Financial Officer)

/s/ Nicholas Buscemi	Chief Accounting Officer	June 10, 2014
Nicholas Buscemi III	(Principal Accounting Officer)

/s/ W. Larry Cash	Director	June 10, 2014
W. Larry Cash

/s/ Thomas C. Dircks	Director	June 10, 2014
Thomas C. Dircks

/s/ Gale Fitzgerald	Director	June 10, 2014
Gale Fitzgerald

/s/ Richard M. Mastaler	Director	June 10, 2014
Richard M. Mastaler

/s/ Joseph Trunfio	Director	June 10, 2014
Joseph Trunfio

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1/A, File No. 333-83450)

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1/A, File No. 333-83450)

5.1	Opinion of Proskauer Rose LLP*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)*

* Filed herewith